UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Kala Pharmaceuticals, Inc.

(Exact Name of Company as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 996-5252

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31,, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of Kala Pharmaceuticals, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) appointed Marjan Farid, M.D. as a member of the Board, effective immediately. Dr. Farid will serve as a Class I director with a term expiring at the 2024 annual meeting of stockholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation or removal. The Board also appointed Dr. Farid to serve on the Nominating and Corporate Governance Committee.

Dr. Farid, 48, has served as Director of the Cornea, Cataract, and Refractive Surgery and Vice-Chair of Ophthalmic Faculty at the Gavin Herbert Eye Institute at the University of California-Irvine since 2009. She has also served as a Professor of Ophthalmology at the University of California - Irvine since August 2007. Dr. Farid received a B.S. in Biology from the University of California – Los Angeles and M.D. from the University of California – San Diego.

There are no arrangements or understandings between Dr. Farid and any other persons pursuant to which she was elected as a director. Dr. Farid has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Dr. Farid and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Dr. Farid will receive compensation for her service as a non-employee director of the Company and for her committee service in accordance with the Company’s non-employee director compensation policy, which is described in the definitive proxy statement for the Company’s 2022 annual meeting of stockholders that was filed with the Securities and Exchange Commission on April 29, 2022, including the award of a one-time nonqualified stock option under the Company’s 2017 Equity Incentive Plan, as amended, to purchase up to 1,600 shares of common stock, $0.001 par value per share, of the Company (“Common Stock”) at an exercise price per share of $6.35, which was equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the effective date of Dr. Farid’s election. The option will vest with respect to one-third of the shares on the first anniversary of the effective date of the grant and with respect to an additional 1/36th of the shares at the end of each successive one-month period following the first anniversary of the effective date of the grant until the third anniversary of the effective date of the grant, in each case subject to Dr. Farid’s continued service as a director.

Dr. Farid will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.14 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-218936) filed with the Securities and Exchange Commission on June 10, 2017. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Farid for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: November 1, 2022	By:	/s/ Eric L. Trachtenberg
Name: Eric L. Trachtenberg
Title: General Counsel, Chief Compliance Officer & Corporate Secretary